As filed with the Securities and Exchange Commission on __, 2004

                                                     Registration No. 333-110351
--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933


                              MADISON GROUP V, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    6770                    20-0008814
     (State or Other          (Primary Standard       (I.R.S. Employer ID No.)
     Jurisdiction of              Industrial
     Incorporation or           Classification
       Organization)             Code Number)


                        444 Madison Avenue, Suite 2904
                           New York, New York 10022
                                (212) 750-7878

             (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                            _____________________

                                 Robert Gordon
                       President, Madison Group V, Inc.
                        444 Madison Avenue, Suite 2904
                           New York, New York 10022
                           (212) 750-7878 Ext. 203
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                            _____________________

                                with copy to:

                             Yvonne Rebatta, Esq.
                        444 Madison Avenue, Suite 2904
                           New York, New York 10022
                           (212) 750-7878 Ext. 208
                            _____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the following box:   [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering period.   [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering period.   [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering period.   [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.   [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                        CALCULATION OF REGISTRATION FEE
================================================================================
Title of
Each Class of                       Proposed         Proposed       Amount of
Securities to        Amount to be   Offering Price   Aggregate      Registration
be Registered        Registered     Per Share (1)    Offering (1)   Fee
-------------------  ------------   --------------   ------------   ------------
Common Stock,
$0.00001 par value:

To be issued by
the Registrant
in acquisition
transactions           8,250,000        $ 0.20       $ 1,650,000      $ 133.49
-------------------  ------------   --------------   ------------   ------------
Total                  8,250,000                     $ 1,650,000      $ 133.49
================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

Part I.  Information Required in Prospectus

    Registration Statement Item             Caption in Prospectus
================================================================================
1.  Front of Registration Statement and     Facing Page; Cross-Reference Sheet;
    Outside Front Cover of Prospectus       Prospectus Cover Page

2.  Inside Front and Outside Back Cover     Prospectus Cover Page;
    Pages of Prospectus                     Prospectus Back Cover Page

3.  Summary Information and Risk Factors    Prospectus Summary; Risk Factors

4.  Use of Proceeds                         Use of Proceeds

5.  Determination of Offering Price         Arbitrary Determination of
                                            Offering Price

6.  Dilution                                Dilution

7.  Selling Security Holders                Not Applicable

8.  Plan of Distribution                    Plan of Distribution

9.  Legal Proceedings                       Legal Proceedings

10. Directors, Executive Officers,          Management;
    Promoters and Control Persons           Principal Shareholders

11. Security Ownership of Certain           Principal Shareholders
    Beneficial Owners and Management

12. Description of Securities               Description of Securities

13. Interest of Named Experts and Counsel   Legal Matters; Interest of Named
                                            Experts and Counsel

14. Disclosure of Commission Position on    Disclosure of Commission Position on
    Indemnification for Securities Act      Indemnification for Securities Act
    Liabilities                             Liabilities

15. Organization Within Five Years          Prospectus Summary; Business of the
                                            Company, Management

16. Description of Business                 Business

17. Management's Discussion and             Management's Discussion and
    Analysis or Plan of Operation           Analysis of Financial Condition
                                            and Results of Operation

18. Description of Property                 Business of the Company

19. Certain Relations and Related           Certain Relationships and Related
    Transactions                            Transactions

20. Market for Common Equity and            Market for Our Common Stock;
    Related Stockholder Matters             Description of Securities

21. Executive Compensation                  Executive Compensation of Officers
                                            and Directors; Management

22. Financial Statements                    Financial Statements

23. Changes in and Disagreements With       Not applicable
    Accountants on Accounting and
    Financial Disclosure

PROSPECTUS COVER PAGE
PRELIMINARY PROSPECTUS                     SUBJECT TO COMPLETION, DATED __, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Under SEC Rule 3a51-1(d) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the securities we are offering constitute penny stocks, and as such, certain sales restrictions apply to them. No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.

                             MADISON GROUP V, INC.
                       10,000,000 shares of Common Stock
                          Par value $.00001 per share

This Prospectus covers an initial public distribution of 8,250,000 shares of our common stock, $0.00001 par value per share. We are a "blank check company" organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.
We will receive equity consideration in exchange for the shares which we may issue in connection any business combination that we enter into, including the 8,250,000 shares registered in the registration statement of which this prospectus is a part.

Although we are a blank check company this offering is not being conducted pursuant to Rule 419 promulgated by the SEC under Regulation C of the Securities Act of 1933, as amended, since we are not offering any shares for sale to the public. However, we have elected to voluntarily comply with many of the provisions of Rule 419 which we believe serve to protect our shareholders and potential future shareholders as well. For a discussion of Rule 419 and our election to comply with certain of its provisions please refer to "Discussion of Rule 419."

We have elected to deposit all certificates for shares owned by our existing shareholders in escrow with ________________________________, acting as trustee. We refer to this escrow as the "Escrow Account". The stock certificates deposited in the Escrow Account will be held in trust for the exclusive benefit of the existing shareholders until we negotiate and finalize a business combination. It is also our intention not to permit the sale of any of those shares until after completion of a business combination.

If we negotiate a business combination, we will send each of our shareholders a description of the proposed business combination and all related transactions. Each shareholder will then be required to either approve or reject the proposed transactions in writing. In order for a transaction to be approved we will require that a majority of our non-affiliated shareholders (i.e. persons who are neither officer, directors or control persons of Madison Group) approve the transaction in writing.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. See "Risk Factors".

This Prospectus is not an offer to sell these shares and it is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

The date of this Prospectus is _________________, 2004.

                 INSIDE FRONT AND OUTSIDE BACK COVER PAGES

                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----
Prospectus Summary ......................................................   6
Risk Factors ............................................................   7
  General Risk Factors ..................................................   7
  Risks for Owners of Potential Target Companies ........................   9
Discussion of Rule 419 ..................................................  10
Forward Looking Information .............................................  11
Use of Proceeds .........................................................  11
Dilution ................................................................  11
Capitalization ..........................................................  12
Selected Financial Data .................................................  12
Legal Proceedings .......................................................  12
Managements' Discussion and Analysis of Financial Condition and
 Results of Operations ..................................................  13
Business ................................................................  14
Management ..............................................................  19
Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities .............................................  21
Executive Compensation of Officers and Directors ........................  22
Principal Shareholders ..................................................  23
Certain Relationships and Related Transactions ..........................  24
Description of Securities ...............................................  24
Plan of Distribution ....................................................  25
Market for Our Common Stock .............................................  26
Legal Matters ...........................................................  27
Experts .................................................................  27
Interests of Named Experts and Counsel in Registration Statement ........  27
Where You Can Find Additional Information ...............................  28
Index to Financial Statements ........................................... F-1


Dealer Prospectus Delivery Obligation

Until 90 days after the date when the stock certificates are released from the Escrow Account, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a Prospectus.

                               PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this Prospectus. For a more complete understanding of this offering, you should read the entire Prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this Prospectus, references to "we," "us," "Madison Group," or "our" refer to Madison Group V, Inc.

The Company

Madison Group is what is classified as a "blank-check" company, sometimes referred to as a "shell" company. We are a legally formed entity having been incorporated under the laws of the State of Delaware on April 25, 2003. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our search for a potential acquisition is not limited to any particular industry. To date, we have engaged in no substantive business activities and our efforts have been limited to organizational activities.

We will seek shareholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, our officers, directors and "control" persons (i.e. persons who own 10% or more of our issued and outstanding shares) have agreed to vote the shares owned by them in accordance with the vote of our other, non-affiliated shareholders. We will proceed with a business combination only if a majority of the non-affiliated shareholders vote in favor of the business combination.

Certain disadvantages are inherent in becoming a public company, and these should be carefully considered by any business considering a business combination with us. Immediately upon consummation of a merger with us, the surviving entity would be subject to all of the reporting requirements of the 1934 Act. Additionally, management would assume certain fiduciary duties with respect to shareholders and the public, including, but not limited to; the timely disclosure of all material information regarding us that might bear upon the consideration of our shares as a suitable investment; the duties of care and loyalty in the conducting of our business; and the duty not to misappropriate corporate opportunities.

Prior to entering into a business combination, we will fulfill the reporting requirements of the 1934 Act through the services of our officers, directors and general counsel.

Our principal executive office is located at 444 Madison Avenue, Suite 2904, New York, New York 10022. Our telephone number is (212) 750-7878.

The Offering

Our offering includes 8,250,000 shares of our common stock that we may issue in connection with a business combination. We will receive property and/or equity consideration in exchange for these shares.

No public market exists for our shares. Our shares are not expected to qualify for immediate inclusion in the NASDAQ system or any other public trading market following the completion of a business combination. However, we expect that after completion of a business combination a trading market may develop for our shares although we may never qualify for a listing on the NASDAQ system or any other recognized trading market. The likely alternative would be a listing on the OTC Bulletin Board, an inter-dealer automated quotation service for equity securities that do not qualify for inclusion in the NASDAQ system. If a public market for our shares develops, it is likely to be illiquid and volatile.

Securities Offered by Madison Group:          8,250,000 Shares

Shares Outstanding Prior to Offering:         1,750,000 Shares

Shares Outstanding After Offering:           10,000,000 Shares*

* Assumes that all 8,250,000 shares will be issued in a business combination with a yet unidentified private company. As of the date hereof we have not commenced our search for a suitable business combination. We expect to begin this process immediately upon the effectiveness of the registration statement of which this prospectus is a part.

                                 RISK FACTORS

If you are interested in us you should consider carefully the risks described below, together with the other information contained in this Prospectus.

GENERAL RISK FACTORS

1. THE POSSIBLE NEED FOR ADDITIONAL FINANCING MAY IMPAIR OUR ABILITY TO LOCATE ANY AVAILABLE BUSINESS OPPORTUNITY.

We have extremely limited funds, and such funds may not be adequate to take advantage of any available business opportunities that would require a cash investment. Even if our funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. Our ultimate success may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If additional capital is not available, once a business opportunity is concluded, our operations will be limited to those that can be financed with our extremely limited capital and the capital, if any, of the acquired business or entity.

2. OUR LACK OF ANY OPERATING HISTORY MAY SEVERELY IMPACT OUR ABILITY TO LOCATE A VIABLE BUSINESS OPPORTUNITY.

We were formed in April of 2003 for the purpose of registering our shares of common stock under the Securities Act of 1933 for the purpose of acquiring a business opportunity. We have no operating history, revenues from operations, or any significant assets. This lack of an operating history and our insignificant assets may impair our ability to attract a viable business opportunity. In fact, we may only be able to attract newly formed or development stage companies with a limited operating history.

3. REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE OUR BUSINESS COMBINATION OBJECTIVES.

Section 13 of the 1934 Act requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

4. OUR POTENTIAL BUSINESS OPPORTUNITY HAS NOT BEEN IDENTIFIED AND WILL BE HIGHLY RISKY.

We have not identified and have no commitments to enter into or acquire a specific business opportunity and therefore can only disclose the risks and hazards of a business or opportunity that we may enter into in a general manner, and cannot disclose the risks and hazards of any specific business or opportunity that we may enter into. A Shareholder should expect a potential business opportunity to be quite risky. Our acquisition of, or participation in, a business opportunity will likely be highly illiquid and could result in a total loss to us and our shareholders if the business or opportunity proves to be unsuccessful.

5. OUR FINANCIAL STATEMENTS CONTAIN A STATEMENT INDICATING THAT OUR ABILITY TO CONTINUE AS A GOING CONCERN IS DEPENDENT ON OUR ABILITY TO RAISE CAPITAL.

We may not be able to operate as a going concern. Our independent auditor's report accompanying our financial statements contains an explanation that our financial statements have been prepared assuming that we will continue as a going concern. Since our inception on April 25, 2003,we have had no business operations and have incurred a net loss of $3,154 through March 31, 2004. On
March 31, 2004, we had cash on hand totaling $105.    We intend to use our
shares of common stock to provide the consideration for any business combination in which we may participate. We do not expect that there will be any cash requirement for us to participate in any such business combination. However, it is possible that we will be required to issue more than the 8,250,000 shares of common stock being registered hereunder in connection with any business combination. In such event, it is possible that our existing shareholders may sell a portion of their shares or that we will issue additional, unregistered shares of common stock as part of any required consideration.

6. WE WILL HAVE SUBSTANTIAL COMPETITION FOR BUSINESS OPPORTUNITIES WHICH MAY AFFECT OUR ABILITY TO MERGE WITH OR ACQUIRE A BUSINESS.

We are and will continue to be an insignificant participant in the business of seeking business opportunities. A substantial number of established and well financed entities, including investment banking and venture capital firms, have substantially greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully concluding a proposed merger or acquisition.

7. WE MAY NOT BE ABLE TO CONDUCT AN EXHAUSTIVE INVESTIGATION AND ANALYSIS OF POTENTIAL BUSINESS OPPORTUNITIES AND CONSEQUENTLY MAY NEVER FIND A BUSINESS OPPORTUNITY.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of potential business opportunities. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our participation.

8. THERE WILL BE A LIMITED PARTICIPATION BY MANAGEMENT IN OUR DAILY OPERATIONS, WHICH COULD DELAY OUR SEARCH FOR A BUSINESS OPPORTUNITY.

We currently have five (5) individuals who are serving as our sole officers and directors. We will be heavily dependent upon their skills, talents, and abilities to implement our business plan, and may, from time to time, find that the inability of the officers and directors to devote their full time attention to our business results in a delay in progress toward implementing our business plan. Furthermore, since only five individuals are serving as our officers and directors, it will be entirely dependent upon their experience in seeking, investigating, and acquiring a business and in making decisions regarding our operations. At present our officers and directors have indicated that they will only be available on a limited basis for our affairs. They have indicated that they expect to commit not more than 3 - 4 hours per week to our business.

9. THERE IS A LACK OF CONTINUITY IN OUR MANAGEMENT AND WE WILL HAVE LIMITED ABILITY TO EVALUATE THE MANAGEMENT OF AN ACQUISITION CANDIDATE.

We do not have an employment agreement with our officers and directors, and as a result, there is no assurance that they will continue to manage us in the future. In connection with acquisition of a business opportunity, it is highly likely that our current officers and directors will resign and that the management of the acquired business will then become our management. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of our shareholders.

10. THE CONTROL OF MADISON GROUP BY PRINCIPAL SHAREHOLDERS, OFFICERS AND DIRECTORS COULD IMPEDE OUR SHAREHOLDERS FROM HAVING ANY ABILITY TO DIRECT AFFAIRS AND BUSINESS.

If all 8,250,000 shares are issued in a future business combination, our existing shareholders, officers and directors will beneficially own approximately 17.5% of our shares of common stock, assuming no additional shares are issued. As a result, the shareholders of the business entity acquired will have the ability to control us and direct our affairs and business.

11. OUR INDEMNIFICATION OF OFFICERS AND DIRECTORS MAY RESULT IN SUBSTANTIAL EXPENDITURES.

Our Articles of Incorporation provide for the indemnification of directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that it will be unable to recoup.

12. LACK OF MARKET FOR OUR SHARES WHICH WILL LIMIT LIQUIDITY AND PRICE OF OUR SHARES.

Since there is no market for our shares we cannot predict the extent, if any, to which such a market may develop following completion of a business combination. In significant part, any market that may develop will be based upon the operating history, revenues and profitability, or lack thereof, of any company we may acquire.

13. A MARKET FOR OUR SHARES MAY NOT DEVELOP.

An active trading market for our shares may never develop or, if developed, it may not be maintained. Shareholders may be unable to sell their shares in any market involving our shares unless that market can be established or maintained, and therefore your investment would be a complete loss.

14. REQUIRED REGULATORY DISCLOSURE RELATING TO LOW-PRICED STOCKS MAY NEGATIVELY IMPACT LIQUIDITY IN OUR COMMON STOCK.

If our common stock does become publicly traded following completion of a business combination, it is likely that it will be considered a "penny stock," which generally is a stock trading under $5.00 and not registered on national securities exchanges or quoted on the national NASDAQ market. The SEC has adopted rules that impose special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our shares and also may affect the ability of shareholders in this offering to sell their shares in any market that might develop therefore.

In addition, the SEC has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and
15g-7 under the 1934 Act, as amended. The rules may further affect the ability of shareholders to sell their shares in any market that might develop therefore.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity and the ability of shareholders to sell the shares in the secondary market.


RISKS FOR OWNERS OF POTENTIAL TARGET COMPANIES

1. INCREASED SCRUTINY FROM THE REGULATORY COMMUNITY AND SKEPTICISM FROM THE FINANCIAL COMMUNITY.

Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market in the past. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny and heightened market skepticism may increase your future costs of regulatory compliance and make it more difficult for the combined companies to establish an active trading market.

2. INEFFECTIVE MEANS FOR RAISING ADDITIONAL CAPITAL.

A business combination with us will not provide an effective means of accessing the capital markets. Therefore, you should not consider a business combination with us if you currently need additional capital, or will require additional capital within twelve (12) to eighteen (18) months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for you to raise additional capital to finance the combined companies' operations. You cannot assume that the combined companies will ever be able to raise additional capital.


                            DISCUSSION OF RULE 419

Although this offering is not being conducted under the provisions of Rule 419 in as much as none of our shares are being registered for sale to the public, we believe that many of the provisions of Rule 419 were enacted by the SEC in order to protect shareholders and investors in blank check companies. As such, we believe that voluntary compliance with many of the provisions of Rule 419 will be beneficial to our shareholders and to the shareholders of companies with whom we may enter into a business combination. Following is a discussion and comparison of the procedures we have established with provisions of Rule 419.

The general requirements of offerings under Rule 419 include:

     .  the deposit of the shares in an escrow account;

     . the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;

     .  a post-effective amendment of a probable merger or acquisition;

     . funds and shares held in escrow may be released following the closing of this offering and the closing of a business opportunity, such as a merger or acquisition; and

     .  shares held in escrow may not be offered for sale or sold.

The terms of the post-effective amendment must provide, and we must satisfy, the following general conditions:

     . delivery of a current prospectus contained in the post-effective amendment;

     . notification in writing that the purchaser elects to remain an investor;

     . the acquisition will be consummated if a sufficient number of purchasers confirm their investment; and

     . if an acquisition has not occurred within eighteen (18) months following the effective date of the offering, any funds held in escrow shall be promptly returned to the purchasers.

We have elected to voluntarily comply with the following restrictions that we believe are in keeping with the spirit of Rule 419:

     . the share certificates of all our shareholders have been deposited with ____________________________, who will hold these as trustee until a business combination has been completed;

     . no trading of our shares will be permitted until the completion of a business combination;

     . we will require shareholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law;

     . in connection with the vote required for any business combination, our officers, directors and "control" persons (i.e. persons who own 10% or more of our issued and outstanding shares) have agreed to vote the shares owned by them in accordance with the vote of our other, non-affiliated shareholders. We will proceed with a business combination only if a majority of the non-affiliated shareholders vote in favor of the business combination.

Following completion of a business combination the trustee will return all of the share certificates to our shareholders who will then be free to make sales or transfers of those shares as permitted under applicable rules and regulations.


                          FORWARD-LOOKING INFORMATION

This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. When used in our documents or in any oral presentation, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

     -  our business strategy;

     -  our management capabilities;

     -  projected acquisitions or joint ventures; and

     -  projected capital expenditures.

The forward-looking statements in this Prospectus are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position to differ materially from expectations are:

     - general volatility of the capital markets and the market price of our shares;

     - changes in the interest rates or the general economy of the markets in which we operate;

     - our ability to identify and complete acquisitions and successfully integrate the businesses we acquire;

     -  changes in economic and financial conditions in the United States:

     -  changes in the demand for our services;

     -  the degree and nature of our competition; and

     - the other factors referenced in this prospectus, including, without limitation, under the "Risk Factors" section.

We also undertake to update or revise any forward-looking statements contained in this Prospectus, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this Prospectus might not occur, we qualify any and all of our forward-looking statements entirely by these cautionary factors.


                                USE OF PROCEEDS

We are not selling any securities to the public. Rather we are registering 8,250,000 shares of our common stock that we intend to use to acquire a substantial interest in an operating company or venture through a merger, acquisition or other form of business combination. In return for the issuance of these shares of our common stock upon completion of a business combination, we expect to receive property in the form of an operating entity and its assets, revenues and other property. Since no acquisition candidate has been identified, we do not know the value of the property we may receive.


                                    DILUTION

"Dilution" is the difference between the offering price and the net tangible book value of our shares of common stock immediately after the offering. "Net tangible book value" is determined by dividing the number of shares of common stock issued and outstanding into our net tangible worth (tangible assets less liabilities). On the date of this Prospectus, our net tangible book value is approximately $0.00 per share. We cannot predict whether a business combination
will ultimately result in dilution to our shareholders.   If the target has a
weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution or, in fact, our shareholders may experience an increase in the net tangible book value of their shares.


                                CAPITALIZATION

The following table sets forth our capitalization at June 30, 2003, and at March 31, 2004. The table should be read in conjunction with the financial statements, and the notes, beginning on page F-1.

                                                    As of              As of
                                                June 30, 2003     March 31, 2004
                                                                    (Unaudited)
                                                -------------     --------------
Common stock, $0.00001 par value,
  50,000,000 shares authorized,
   1,750,000 shares issued and outstanding         $     18          $     18

Additional paid-in capital                         $  2,482          $  2,482

Deficit accumulated during Development stage       $ (2,236)         $ (3,154)

Total stockholders' equity                         $    264          $   (654)


                            SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our financial statements, including the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The selected financial data presented below from inception, April 25, 2003 to June 30, 2003 has been derived from our financial statements audited by Donahue Associates, LLC, independent auditors, and are included elsewhere in this prospectus.

                                               From Inception,        As of
                                               April 25, 2003     March 31, 2004
                                              to June 30, 2003     (Unaudited)
                                                -------------     --------------
Statement of Operations Data:
Revenue                                            $      0          $      0
Total general and administrative expenses             2,236               918
Net loss                                             (2,236)             (918)
                                                -------------     --------------
Basic and fully diluted loss per common share      $  (0.02)         $(0.0007)

Weighted average of common shares outstanding:
     Basic and fully diluted                        124,658         1,312,500

Balance Sheet Data:
Cash                                               $  1,719          $    105
Total assets                                          1,719               105
Accounts payable                                      1,455               759
Accumulated deficit during development stage         (2,236)           (3,154)
                                                -------------     --------------
Total shareholders' equity                         $    264          $   (654)


                               LEGAL PROCEEDINGS

There is no litigation currently pending or contemplated against us or against any of our officers or directors in their capacity as such.

                      MANAGEMENTS' DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We intend to acquire assets or shares of an entity actively engaged in a business that generates revenues, in exchange for our shares of common stock. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between us and such other company as of the date of this Prospectus. We expect to begin our search for potential business combinations upon the effectiveness of our registration statement of which this prospectus forms a part.

As stated we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction so that we may meet our filing obligations under the Securities Act of 1933 and/or the 1934 Act on a timely basis. As of the date of this Prospectus we are subject to all of the reporting requirements included in the 1934 Act. Included in these requirements is our affirmative duty to file independent audited financial statements and pro-forma financial information as part of our Form 8-K to be filed with the SEC upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance with the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of our present management.

Madison Ventures, Inc., one of our shareholders, has verbally agreed that it will advance limited additional funds to us which we may need for costs in connection with searching for or completing an acquisition or merger, although
they are under no legal obligation to do so.   Ameristar Group Incorporated,
also one of our shareholders, has agreed to continue to provide office facilities and basic services to both Madison Ventures, Inc. and to us. Our operating officers, consisting of Mr. Gordon and Ms. Laun, have agreed to continue to provide their services to us without additional charge until a
business combination is completed.    These shareholders have also agreed that
any cash advances that may be necessary will be made as loans to us, interest free without expectation of repayment, unless the owners of the business which we acquire or merge with agree to repay all or a portion of such advances.
Such repayment will in no way be a condition to the selection of a target company. We will not borrow any funds from anyone other than our current shareholders for the purpose of repaying advances made by the shareholders, and we will not borrow any funds to make any payments to our promoters, management or their affiliates or associates.

In seeking an acquisition candidate, wherever possible, we would expect the acquisition candidate to pay the expenses related to the acquisition process. We anticipate that these expenses would fall in the following categories and approximate amounts:

Administrative- due diligence review of business plans, including analysis of financial statements and obtaining overview of business
operations, office expenses and filing fees                           $  15,000

Legal, including structuring and negotiating a business combination      15,000

Accounting                                                                5,000

Travel and Entertainment                                                  5,000
                                                                      ---------
Total                                                                 $  40,000


Present Financial Condition

We were incorporated in the State of Delaware on April 25, 2003. Our founder, Madison Ventures, Inc., a privately held company, purchased 1,504,000 shares of our common stock at par value of $0.00001, for services rendered in connection with our organization and for a small amount of initial cash for our ongoing operating expenses. Madison Ventures, Inc. has also paid all organization costs from its funds. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted securities within the meaning of Rule 144 of the Securities Act of 1933. Madison Ventures, Inc. is currently owned equally by Ameristar Group, Incorporated, Lee, LLC and Ms. Karen A. Baker, each of whom are also our shareholders.

While we incurred organization, operating and offering costs through June 30, 2003, we did not pay any of these costs. All costs, in the amount of $2,236 were paid by our founder, Madison Ventures, Inc.

Liquidity and Capital Resources

We remain in the development stage and, since inception, have experienced no significant change in liquidity or capital resources or shareholder's equity. Our balance sheet as of March 31, 2004, reflects a current asset value of $105, and a total asset value of $105. We had a working capital deficit as of March 31, 2004 in the amount of $654.

Results of Operations

During the period from April 25, 2003 (inception) through the date of this Prospectus, we have engaged in no significant operations other than organizational activities and preparation for registration of our shares under the Securities Act of 1933. We did not receive any revenue during this period. For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with locating and evaluating acquisition candidates. We anticipate that until a business combination is completed with an acquisition candidate, we will not generate revenues, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

At March 31, 2003 we had an insignificant amount of cash on hand totaling $105, compared to $1,719 cash on hand at June 30, 2003. We incurred a loss for the nine month period ended March 31, 2004 of $918 compared to a loss of $2,197 for the period of inception, April 25, 2003, through June 30, 2003. Our shareholders' equity (deficit) at March 31, 2004 was $(654) compared to $264 at June 30, 2003. These results occurred because we had initial cash on hand in the amount of $2,500, and incurred fees related to the preparation and filing of the registration statement, accounting fees, and bank fees.

Ongoing Plan of Operations

Our ongoing plan of operation is to commence, continue and bring to fruition our search for a viable business combination. Due to our serve lack of working capital, we anticipate that this search will be conducted by our officers and directors with the possible assistance of our shareholders. Further, we expect that we will rely most heavily upon the personal and business contacts of these individuals to locate potential business opportunities. Since we have not yet commenced this search process we are unable at this time to discuss all of the possible contingencies that may affect our success in finding a suitable candidate. We do not plan to limit our search to any single industry. Rather, we plan to investigate as fully as possible within our limited budget all business opportunities that are presented to us.

We believe that if required, our shareholders will assist us to meet the various cash needs, including the costs of compliance with the continuing reporting requirements of the 1934 Act although they are under no legal obligation to do so. Accordingly, we anticipate that loans and other assistance from our shareholders will be sufficient to allow us to accomplish the goal of completing a business combination.


                                   BUSINESS

General

History and Operations

We were incorporated under the laws of the State of Delaware on April 25, 2003, and have had no operations since our inception. To date our only activities have been organizational ones, directed at developing our business plan. We have no full-time employees and own no real estate. We are a blank check company whose stated purpose is to identify a potential business opportunity that is interested in combining with us so that it may become a publicly traded
entity following such combination.   To accomplish this goal we have registered
8,250,000 shares of our common stock under the Securities Act of 1933 that we intend to use for this purpose.

Search for Business Opportunity

Our strategy is to seek, investigate, and, if warranted, acquire one or more properties or businesses, exploit available business opportunities, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. We have very limited capital available, and it is unlikely that we will be able to take advantage of more than one such business opportunity. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

At the present time we have not identified any business opportunity that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition. We intend to begin the process of searching for a viable business opportunity immediately upon the effectiveness of the registration statement of which this prospectus is a part.

It is anticipated that our officers and directors may, through their personal and business affiliations, contact broker-dealers and other persons with whom they are acquainted who are involved in corporate finance matters to advise them of our existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with us.

Our search will be directed toward small and medium-sized enterprises that have a desire to become publicly traded entities and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on another recognized stock exchange. We anticipate that the business opportunities presented to us will, for the most part:

     (i) be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

     (ii)  be experiencing financial or operating difficulties;

     (iii) be in need of funds to develop a new product or service or to expand into a new market;

     (iv)  be relying upon an untested product or marketing concept; or

     (v)   have a combination of the characteristics mentioned in (i) through
           (iv).

We intend to concentrate our acquisition efforts on businesses that we believe to be undervalued. Given the above factors, it should be expected that any acquisition candidate may have a history of losses or low profitability.

We do not plan to restrict our search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in
essentially any business, to the extent of our limited resources.    Our
discretion in the selection of business opportunities is unrestricted.

Selection of Business Opportunities

To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the company will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. We will be dependent upon the owners of a business opportunity to identify any such problems that may exist and to implement, or be primarily responsible for the implementation of, required changes.

Because we may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that we will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

It is anticipated that we will not be able to diversify, but will essentially be
limited to one such venture.   This lack of diversification will not permit us
to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor in evaluating our future potential.

We have voluntarily decided that all available business combinations will be subject to the approval of our shareholders even where such approval might not otherwise be required under applicable state laws. Further, our officer, directors and control persons (i.e., parties owning more than 10% of our issued and outstanding shares of common stock) have agreed to vote their shares according to the wishes of the holders of the majority of the remaining, unaffiliated shares. Once a suitable business combination is identified, we will prepare and submit to our shareholders pertinent information concerning the company or business involved, including appropriate financial statements in order for them to approve or disapprove the combination in writing.

The analysis of business opportunities will be undertaken by or under the supervision of our officers and directors, who are not professional business analysts. Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.

In selecting a business opportunity, we anticipate that we will consider, among other things, the following factors:

     1. Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

     2. Our perception of how any particular business opportunity will be received by the investment community and by our shareholders;

     3. Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable our securities to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 adopted by the SEC;

     4. Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional shares, through joint ventures or similar arrangements, or from other sources;

     5.  The extent to which the business opportunity can be advanced;

     6. Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

     7. Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

     8. The cost of participation by us as compared to the perceived tangible and intangible values and potential; and

     9. The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data.

We are unable to predict when we may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, we will generally request that we be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, produced within a reasonable period of time not to exceed sixty (60) days following completion of a transaction; and other information deemed relevant or which may be required for us to meet our obligations under the 1934 Act.

Management believes that various types of potential merger or acquisition candidates might find a business combination with us to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public or private sale of shares and believe that the possible prior existence of a public market for their shares would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of shares rather than for cash, and believe that the possibility of development of a public market for their shares will be of assistance in that process. Acquisition candidates that have a need for an immediate cash infusion are not likely to find a potential business combination with us to be an attractive alternative.

Acquisition of Business Opportunities

On the consummation of a transaction, it is likely that our present management and shareholders will not be in control of Madison Group. In addition, it is likely that our management may, as part of the terms of the acquisition transaction, resign and be replaced by new management without a vote of our shareholders.

It is anticipated that any shares issued, other than the 8,250,000 shares we have registered under the Securities Act of 1933 for such purpose, in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of a transaction, we may agree to register such additional shares either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional shares and their potential sale into any trading market that may develop may have a depressive and material adverse effect on such market.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under the Internal Revenue Code of 1986, as amended. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80 percent or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, will retain 20 percent or less of the issued and outstanding shares of the surviving entity, which will result in significant dilution in the equity of such shareholders.

As part of our investigation, our management will meet personally with management and key personnel of an acquisition candidate, may visit and inspect facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel and take other reasonable and investigative measures, as part of our due diligence, to the extent of our limited resources and management expertise.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default and will include miscellaneous other terms.

Investment Company Act of 1940

The Investment Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we may become subject to regulation under the Investment Act in the event we obtain or continue to hold a minority interest in any number of enterprises. We may be expected to incur significant registration and compliance costs if required to register under the Investment Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood that we may be classified as an "investment company."

We may participate in a business opportunity by purchasing, trading or selling the shares of such business. However, we do not intend to engage primarily in such activities and are not registered and do not propose to register as an "investment company" under the Investment Act. We believe that such registration is not required. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Act, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Act and the regulations promulgated there under.

Implementation of our proposed business, especially if it involves a business reorganization as discussed above, may be necessitate changes in our capital structure, management, control and business. Each of these areas is regulated by the Investment Act, which regulation has the purported purpose of protecting purchases of investment company securities. Since we do not intend to register as an investment company, the purchasers in this offering will not otherwise be afforded these protections.

Other Regulation

An acquisition made by us may be in an industry that is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

We expect to encounter substantial competition in our efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, financial resources and managerial capabilities than us and will therefore be in a better position than us to obtain access to attractive business opportunities. We also will experience competition from other public "blank check" companies, many of which may have more available capital than we have.

We will remain an insignificant player among the firms that engage in business combinations. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

Our officers, directors, and shareholders are also officers, directors and shareholders of five (5) other identical offerings being conducted simultaneously. Consequently, although these entities will be competing for suitable business opportunities, since all the shareholders are shareholders of all six entities, we do not believe that there will be any adverse consequences from these simultaneous offerings.

Business Diversification is Unlikely

Since we intend to issue the 8,250,000 shares that have been registered under the Securities Act of 1933 in connection with a business combination, any
acquisition will probably result in a change in control.   Also, for the reasons
discussed above, we believe that we will be only able to engage in a single transaction and we do not intend to negotiate multiple or sequential acquisitions.

Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on our future business. In addition, by consummating a business combination with a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, we cannot assure you that our future operations will prove to be commercially viable.

Employees

We presently have no full-time employees. Our officers and directors are engaged in outside business activities, and the amount of time each will devote to our business will only be between two (2) and ten (10) hours per week until a successful business combination is completed.

Facilities

We are presently using the office of our founder, Madison Ventures, Inc., as our office at no cost to us, an arrangement which we expect to continue until the completion of the reconfirmation offering. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of this offering.

Periodic Reporting and Audited Financial Statements

We have filed a Form S-1 registration statement for this offering. We will also file a Form 8-A registration statement to register our shares under the 1934 Act. Therefore, the combined companies will be subject to the reporting requirements of the 1934 Act, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of Rule 419(f)(1) the combined companies will furnish stockholders audited financial statements for the first full fiscal year of operations following consummation of a business combination.

We will not enter into a business combination agreement with a company that cannot have its financial statements audited in accordance with the requirements of Regulation S-X. In connection with our reconfirmation offering, we will deliver a final prospectus to investors that includes, among other things, audited financial statements for the target and pro forma financial information for the combined companies.


                                   MANAGEMENT

Officers and Directors

The following table identifies our directors and executive officers.

Name                  Age  Position
----                  ---  --------
Robert Gordon          68  President, Chief Executive Officer
Gera Laun              38  Secretary, Principal Financial Officer and Controller
Anthony Gentile        47  Director
Simon N. Goldstein     53  Director


The directors named above will serve until the first annual meeting of our shareholders. Thereafter, directors will be elected for three (3) year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between our directors and/or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer. There are no family relationships among any of the directors and officers. There are at present no committees of the Board of Directors.

Our directors and officers will devote their time to our affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to our affairs is unknown and is likely to vary substantially from month to month. None of our officers and directors are registered as a broker-dealer under
Section 15 of the Securities Exchange Act.

The following is a brief account of the business experience of each of our directors and executive officers:

Robert Gordon, age 68, is our President and Chief Executive Officer. Mr. Gordon is also President of five other similar companies (Madison Group I, Inc., Madison Group II, Inc., Madison Group III, Inc., Madison Group IV, Inc., and Madison Group VI, Inc.) that were also founded by Madison Ventures, Inc. as blank check companies. Mr. Gordon is President of Madison Ventures, Inc. and has been Executive Vice President of Ameristar Group Incorporated since 1996, an investment banking firm, and responsible for administration. He is also Acting President of W3 Group, Inc., a public company and was President and a Director of W3 Group, Inc. from 1993 to 1996. From 1999 to August 2002, Mr. Gordon was President and a Director of Lifen, Inc., a public company and from 1993 to 1996 was Executive Vice President of Contex, Inc., an investment banking and consulting firm. From 1990-1993, Mr. Gordon had the position of Managing Director for a specialty apparel company and was responsible for marketing and sales, finance, manufacturing, retail and mail order operations, MIS, strategic planning, organizational development, and corporate re-structuring. Mr. Gordon has served as President of several public and private companies, in addition to founding a management consulting practice which performed broad-based professional services including strategic and financial planning, marketing and growth studies, business re-structuring, acquisition plans, and implementation of new business strategies. He also served as Director of MIS for Kinney Shoe Corporation. Mr. Gordon received an Achievement Award from the International Association of Systems Management in recognition of his contribution to the business systems profession. He is also a past Chapter President, and an advisor to Guidance International, a professional association of computer users. Mr. Gordon holds a B.A. in Economics from Union College.

Gera Laun, age 38, is our Secretary, Principal Financial Officer and Controller. Ms. Laun is also Secretary of five other similar companies (Madison Group I, Inc., Madison Group II, Inc., Madison Group III, Inc., Madison Group IV, Inc., and Madison Group VI, Inc.) that were also founded by Madison Ventures, Inc. as blank check companies. Ms. Laun is Secretary and Treasurer of Madison Ventures, Inc. Ms. Laun was also Secretary of Concorde Strategies Group, Inc. from 1996 to 1999. Since 1992, Ms. Laun has served as Secretary and Treasurer of Ameristar Capital Corporation, an equipment leasing company. From 1985 to 1992, Ms. Laun was Manger, Processing Department, of Vendor Funding Company, Inc., an equipment leasing and asset based lending company. From 1980 to 1985, Ms. Laun worked as Manager, Mail Order Catalog/Retail, for La Shack, Inc.

Anthony C. Gentile, age 47, is a Director of Madison Group. Since 1995, Mr. Gentile has been writing online and hard copy customer documentation for various software companies. Prior to that, from 1994 to 1995, he worked as an Account Representative for the Gillette Company in their Papermate Division handling all ordering and account maintenance functions for the Northeast Region. From 1988 to 1994, he worked for East Coast Food Products managing shipping and receiving functions. From 1982 to 1988 he worked in an administrative capacity for International Business Machines Corporation. Mr. Gentile holds a B.A. degree from Boston College and a Masters of Administration degree in Technical and Professional Writing from Northeastern University.

Simon N. Goldstein, age 53, is a Director of Madison Group. Mr. Goldstein has substantial experience in technology consulting for businesses. Since 2000, Mr. Goldstein has been the Senior eBusiness Architect for Sterling Commerce, Inc., where he co-developed a professional services practice offering for clients seeking compliance with the Health Insurance Portability and Accountability Act of 1996 (HIPAA), as well as Customer Needs Analyses for advanced EDI and EAI applications. From 1999 to 2000, Mr. Goldstein founded an independent consulting practice to provide strategic technology, service model/operations, and eBusiness planning services to established and startup businesses. From 1997 to 1999, he served as Vice President, Information Services for Norm Thompson Outfitters. From 1995 to 1997 Mr. Goldstein was Director, Information Services, of PrePress Solutions. From 1974-1994 he worked for Citibank, NA, in various departments ranging from domestic and international resources to technology management and global utility architect and planning. Mr. Goldstein has published several articles and lectured at many conferences and universities. He has also been distinguished by Art Director's Magazine for Outstanding Art Direction for a Corporate Identity Program. Mr. Goldstein holds a B.A. degree from New York University.

Administration of Our Affairs

Our officers and directors have verbally agreed to provide certain administrative services for us until we complete a business combination. No agreements have been entered into with our officers and directors for the provision of their services. Under this arrangement, they are authorized to:

     (a)  manage our day-to-day operations,

     (b)  manage our administrative, accounting and reporting functions, and

     (c)  assist in the investigation of merger/acquisition targets.

Our founder, Madison Ventures, Inc., has agreed to provide the following administrative services for us until we complete a business combination:

     (a)  provide all necessary office facilities and equipment,

     (b)  provide all necessary clerical, support and accounting staff, and

     (c) provide administrative support services to our officers and directors in connection with their efforts to identify a suitable target and negotiate a business combination.

Madison Ventures, Inc. was formed for the purpose of providing business consulting services to publicly held companies, specifically, the six Madison Group companies. Its business will initially involve assisting management in locating a suitable business opportunity with the expectation that after a business combination is completed, it will remain as a consultant to the new entity on an ongoing basis.

We believe that our facilities and staff will be adequate for our needs until we complete a business combination or liquidate Madison Group.

Conflicts of Interest

Our management has other financial and business interests to which a significant amount of time is devoted that may pose certain inherent conflicts of interest. We have no plans, proposals, arrangements, understandings or agreements to enter into any transaction for participating in any business venture with any officer, director or principal shareholder or with any firm or business organization with which they are affiliated, whether by reason of stock ownership, position as officer or director, or otherwise. There can be no assurance that management will resolve all conflicts of interest in our favor. Failure of management to conduct our business in our best interests may result in liability to our management. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.

If an acquisition opportunity is introduced to us by one of our directors, that Madison Group entity will be used in the potential acquisition process. If the acquisition opportunity is introduced to us by someone who is not one of our directors, we will select the Madison Group entity in numerical sequence-Madison Group I, Inc., Madison Group II, Inc., etc.

Our officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their shares as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by our officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to our officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to us and our other shareholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon our best interests and our other shareholders, rather than their own personal pecuniary benefit.

Shareholders have certain rights with regards to our management, in the event of breaches of certain obligations including loyalty and the misappropriation of a corporate opportunity. Shareholders may seek remedies under several provisions of the 1933 and 1934 Acts. Sections 11 and 12 of the Securities Act of 1933 help safeguard investors against materially false statements in registration statements (Section 11); and against materially false statements in prospectuses and other communications (Section 12). Remedies available under these sections include the reimbursement to the investor, by the company, of the consideration paid for the security minus any gain received thereupon. Investors are also protected by Section 10(b) of the 1934 Act, which proscribes manipulative or deceptive practices in connection with the purchase or sale of a security; and by Section 14(e) of the 1934 Act, which proscribes material misstatements in connection with proxies. As many states have securities laws modeled after the 1933 and 1934 Acts, remedies may be available under state law as well. In any case, lawsuits under Section 11 of the Securities Act of 1933 may be brought "at law or in equity, in any court of competent jurisdiction".


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and by-laws allow us to limit the liability of and indemnify our officers and directors from and against such expenses, liabilities, and losses, to the maximum extent permitted by Delaware Law.

Delaware Law has provisions which:

     (1) allow a corporation to limit or eliminate the personal liability of directors and officers to the corporation and its stockholders for damages for breach of fiduciary duty if that person acted in good faith and in a manner which that person reasonably believed to be in

          (or not opposed to) the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful; and

     (2) allow a corporation to indemnify each current and past director or officer, and each other person who served at the corporation's request as director, officer, employee, agent, partner or fiduciary of another entity, against expenses, liabilities and losses (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation in a derivative action).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS

At our inception, the officers and directors received shares in consideration for pre-incorporation services rendered to us related to investigating and developing our proposed business plan and capital structure, and completion of our incorporation and organization. See "Principal Shareholders". Since inception, no other compensation has been paid, or agreed to be paid, to any of our officers and directors. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue additional compensation to our officers and directors for services related to seeking business opportunities and completing a merger or acquisition transaction.

It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, we have adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to our Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with us and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of our Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by our Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

No member of our management will receive any finder's fee, either directly or indirectly, as a result of their respective efforts to implement our business plan outlined herein. Also, there are no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional shares by us prior to the location of an acquisition or merger candidate.

                            PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the 1,750,000 shares issued and outstanding on the date of this Prospectus by (1) each person who is known by us to own beneficially more than five (5%) percent of our shares; (2) each of our officers and directors; and (3) all officers and directors as a group:

                                         Number Of     Percentage Of
Names And Address Of Beneficial Owner    Shares Owned  Class Owned
---------------------------------------  ------------  -------------

Robert Gordon (2) (7)
201 E. 19th Street
New York, NY 10003                           75,000        4.3 %

Gera Laun (2)
PO Box 295
Mill Neck, NY  11765                         50,000        2.9 %

Anthony Gentile (2)
8 Lantern Lane
Boxford, MA 01921                            21,000        1.2 %

Simon N. Goldstein (2)
2944 NW Moda Way #716
Hillsboro, OR 97124                          25,000        1.4 %

Madison Ventures, Inc. (1) (4) (7)
444 Madison Avenue, Suite 2904
New York, NY  10022                         285,000       16.3 %

Ameristar Group Incorporated (1) (5) (7)
444 Madison Avenue, Suite 2904
New York, NY  10022                         340,000       19.4 %

Lee, LLC (1) (6)
14 Woodbridge Road
Hingham, MA 02043                           235,000       13.4 %

Karen A. Baker (1)
6220 79th Street
Middle Village, NY  11379                   173,336        9.9 %

All Officers and Directors
as a group (5 persons) (3)                  171,000        9.8 %
____________________________________

(1) Each person who is known by us to own beneficially more than five (5%) percent of our shares.
(2) Each of our officers and directors.
(3) All officers and directors as a group.
(4) Madison Ventures, Inc. is owned equally by Ameristar Group Incorporated, Lee, LLC, and Karen A. Baker.
(5) Ameristar Group Incorporated is owned by Joseph J. Messina and Martin I. Saposnick, and is a shareholder of Madison Ventures, Inc.
(6) Lee, LLC is a Delaware Limited Liability Corporation owned by Michael Lee and his wife, Jane Lee. Michael Lee is the brother of Howard Lee, a Director of Madison Group I and Madison Group VI.
(7) Ameristar Group Incorporated has made its offices available at no cost to us and Madison Ventures, Inc. Robert Gordon is our President, President of Madison Ventures, Inc. and Executive Vice President of Ameristar Group Incorporated.

Ameristar Group Incorporated, a shareholder of Madison Ventures, Inc. and Madison Groups I-VI, has made its office available to those companies. Robert Gordon is Executive Vice President of Ameristar Group Incorporated.

Management has no plans to issue any additional shares to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of our shareholders and complies with all applicable federal and state securities rules and regulations.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with our organization, our founder, Madison Ventures, Inc., purchased 1,504,000 shares on April 30, 2003 at a price of $0.00001 (par value) per share in connection with advisory and consulting services rendered. In addition we issued 171,000 shares at a price of $.00001 per share to our Officers and Directors on April 30, 2003 for services provided in connection with our formation, business plan development, preparation of this document and agreement to serve as officers and directors.

Our founder, Madison Ventures, Inc., through Ameristar Group Incorporated, one of its shareholders, provides office space and facilities at no cost to us. We do not anticipate paying rent or incurring office expenses in the foreseeable future.

Although management has no current plans to cause us to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the shares of common stock held by our current shareholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current shareholders, or requiring the future employment of specified officers and payment of salaries to them.

It is more likely than not that any sale of shares by our current shareholders to an acquisition candidate would be at a price substantially higher than that originally paid by such shareholders. Any payment to current shareholders in the context of an acquisition involving us would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

All transactions between us and any of our officers or their respective affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of our disinterested directors.

Since inception on April 25, 2003 we have not had any relationship with, or conducted any transactions with, any promoters.

Our founder, Madison Ventures, Inc. is owned equally by Ameristar Group Incorporated, Lee, LLC and Karen A. Baker, all of whom are shareholders of Madison. Our President and Secretary are also officers of Madison Ventures, Inc.

Lee, LLC is owned by Michael Lee and his wife, Jane Lee. Michael Lee is the brother of Howard Lee, a Director of Madison Group I and Madison Group VI.


                           DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock.   As of the date
of this prospectus, 1,750,000 shares of common stock are outstanding, held of record by 31 shareholders.

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.00001 par value per share. We have 1,750,000 shares issued and outstanding prior to this offering. Shareholders do not have preemptive rights to purchase additional shares or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefore when, as and if declared by the board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to shareholders. All outstanding shares of common stock are validly
authorized and issued, fully paid and nonassessable.   The board of directors is
authorized to issue additional shares of common stock, not to exceed the amount authorized by our certificate of incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further shareholder action. The above description concerning our common stock does not purport to be complete. Reference is made to our certificate of incorporation and by-laws which are available for inspection upon proper notice at our offices, as well as to the applicable statutes of Delaware for a more complete description concerning the rights and liabilities of shareholders.

Each holder of common stock is entitled to one vote per share on all matters on which such shareholders are entitled to vote. The shareholders do not have cumulative voting rights, which means that the holders of more than fifty (50%) percent of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Prospectus, present management own approximately 11.2% of the issued and outstanding shares.

Delaware Anti-takeover Law

If we close an initial public offering of our shares, and become listed on a national stock exchange or the NASDAQ Stock Market or have a class of voting stock held by more than 2,000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving Shareholders of our common stock of certain opportunities to sell or otherwise dispose of such shares at above-market prices pursuant to such transactions.

Transfer Agent and Registrar

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for our shares. Since we do not currently expect any public market to develop for our shares until after we have completed a business combination, we do not currently anticipate that we will seek to employ an independent transfer agent until we have completed such a transaction.


                             PLAN OF DISTRIBUTION

We have registered 8,250,000 acquisition shares that we intend to issue in connection with a business combination. We will receive property in exchange for such acquisition shares.

Subject to the limits described in this Prospectus, our officers and directors will have broad discretion to structure a business combination and establish terms for the issuance of the acquisition shares. All material terms of a proposed business combination will be determined by arms-length negotiations between our officers and the representatives of a potential target. Any acquisition shares that are not issued in connection with a business combination will be removed from registration.

Although our officers and directors may collectively be an "associated person" as that term is defined in Rule 3a4-1 under the 1934 Act, they will not be deemed to be a broker in any acquisition transaction because:

     - they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the 1934 Exchange Act at the time of the issuance of our shares;

     - they will not be compensated in connection with the issuance of our shares;

     - they will not be an associated person of a broker or dealer at the time of their participation in the issuance of our shares; and

     -  they shall restrict their participation to the following activities:

     (i) preparing written communications or delivering them through the mails or other means that does not involve their oral solicitation of a potential purchaser;

     (ii) responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

     (iii) performing administrative and clerical work involved in effecting any business combination.


                          MARKET FOR OUR COMMON STOCK

No public trading market exists for our shares and all of our outstanding shares are restricted securities as defined in Rule 144 of the Securities Act of 1933. There were thirty-one (31) holders of record of our common stock as of the date of this Prospectus. No dividends have been paid to date and our Board of Directors does not anticipate paying dividends in the foreseeable future.

We have not issued any options or warrants to purchase, or securities
convertible into, our common equity.    Generally, Rule 144 of the Securities
Act of 1933 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Further, the SEC also takes the view that promoters and affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act of 1933 when reselling the securities of the blank check company and that those securities can only be sold through a registered offering. Therefore, the 1,750,000 outstanding shares held by our stockholders cannot be sold pursuant to Rule 144 of the Securities Act of 1933, but must be registered.

Market Price

Our Common Stock is not quoted at the present time.

Effective August 11, 1993, the SEC adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

NASD Regulatory Considerations

The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has various financial requirements for initial listing and continued listing on its NASDAQ Small Cap Market which are summarized below:

Requirements                              Initial Listing     Continued Listing
-------------------------------------     ---------------     -----------------
Stockholders' equity or                    $5 million or       $2.5 million or
Market value of listed securities or       $50 million or      $35 million or
Net income from continuing operations
(in latest fiscal year or
2 of the last 3 fiscal years)                 $750,000            $500,000

Publicly held shares (1)                     1 million             500,000

Market value of publicly held shares        $5 million            $1 million

Minimum bid price                                $4                   $1

Shareholders (round lot holders) (2)            300                  300

Market makers                                     3                    2
_________________________________

(1) Publicly held shares is defined as total shares outstanding less any shares held by officers, directors or beneficial owners of 10% or more.
(2) Round lot holders are shareholders of 100 shares or more.

The NASD requirements for small-cap listings are more stringent than those for the OTCBB (Over-the-Counter-Bulletin-Board) listings. Initial listing as an OTCBB stock requires the filing and approval of a Form 211, Application for Trading with the NASDAQ, by a brokerage firm.

Stocks traded on the OTCBB are required to have audited financial statements.
As of June 2000, issuers of all securities quoted on the OTCBB are subject to periodic reporting of financial information to the SEC, banking, or insurance regulators. Issuers who file with the SEC via EDGAR are not required to submit hard copy filings with the OTCBB or the NASD. Once an issuer is delinquent in filing a required report (e.g., Form 10-K, Form 10-Q, Form 20-F, Insurance Company Annual Statement, or call report), a security of the issuer may continue to be quoted on the OTCBB for a 30 or 60 calendar day grace period from the due date of the report, depending on the type of issuer. A fifth character of "E" in a security's trading symbol is used to denote securities that the NASD believes are delinquent in their required filings. Securities so denoted will be removed from the OTCBB after the applicable grace period expires.

There can be no assurances that, upon a successful merger or acquisition, we will qualify our securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. In such events, trading, if any, in our securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.


                                 LEGAL MATTERS

The validity of the shares of our common stock offered and certain other legal matters will be passed upon by our counsel, Yvonne Rebatta.


                                    EXPERTS

The consolidated financial statements included in this prospectus and the registration statement have been audited by Donahue Associates, L.L.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


        INTEREST OF NAMED EXPERTS AND COUNSEL IN REGISTRATION STATEMENT

Yvonne Rebatta, our counsel, owns 75,000 shares of our common stock. Such shares were issued as part of 1,750,000 shares that were issued in connection with our formation on April 25, 2003.

No other expert named in this Prospectus was paid on a contingent basis or had a material interest in us or any of our subsidiaries or was connected with us or any of our subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

Prior to the filing of the registration statement on Form S-1, we were not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act. Upon effectiveness of the registration statement, of which this prospectus is a part, we will file annual reports on Form 10-KSB, which will include audited financial statements, quarterly reports on Form 10-QSB, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to
Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
Such reports, as well as any other reports filed, will be available free of charge to our shareholders.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that SEC Internet site is http://www.sec.gov.

This prospectus is part of a registration statement filed by us with the SEC. However, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and our common stock. The registration statement and its exhibits may be inspected at the public reference facility of the SEC at the location described above.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

       LIMITATION ON LIABILITY INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Certificate of Incorporation includes certain provisions permitted pursuant to the Delaware General Corporation Law ("DGCL") whereby our officers and directors shall be indemnified against certain liabilities to us or our shareholders. The Certificate of Incorporation also limits to the fullest extent permitted by the DGCL a director's liability to us or our stockholders for monetary damages for breach of fiduciary duty of care as a director, including gross negligence, except liability for (i) breach of the director's duty of loyalty to us or our shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the laws, (iii) under Section 174 of the DGCL (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions) or (iv) any transaction from which the director derives an improper personal benefit. This provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission. We believe that these provisions will facilitate our ability to continue to attract and retain qualified individuals to serve as our directors and officers.

Limitations on Liability of Directors

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

We have adopted a provision which requires us to indemnify and hold harmless any person involved in any action, suit or proceeding because that person is or was a director or officer of ours. This provision does not, however, require us to indemnify an officer or director in a proceeding they initiate without the authorization of our directors.

Insurance for Directors and Officers

Under Delaware law, a corporation may obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have adopted a provision which permits us to maintain insurance to protect us and our directors and officers against expenses, liabilities and losses whether or not we would have the power to indemnify these persons under Delaware law. We intend to have in place after the closing of this offering a directors' and officers' liability and company reimbursement liability insurance policy.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth summary information on the expenses that we had incurred in connection with our registration statement as of June 2, 2004.
It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee     $    162
Transfer Agent Fees (1)                                 $  1,500
Accounting fees and expenses                            $  1,500
Legal fees and expenses (2)                             $ 10,000
Blue Sky fees and expenses                              $  1,500
Escrow Account agent fees                               $      -
Printing and engraving expenses                         $  2,000
Miscellaneous                                           $  2,500
                                                        --------
     Total                                              $ 19,162
__________________________

(1) Estimated cost of engaging an independent transfer agent in the future.
(2) Our Counsel has agreed to accept 75,000 shares of common stock in satisfaction of her fees set forth above.

We will pay all expenses of this offering listed above.


                     RECENT SALE OF UNREGISTERED SECURITIES

The following information sets forth all of our securities sold by us since inception, which securities were not registered under the Securities Act of 1933. There were no underwriting discounts and commissions paid in connection with the issuance of any shares of common stock prior to the date of this registration statement.

All of the sales of securities prior to the date hereof were made in reliance upon Section 4(2) and 506 of Regulation D of the Securities Act of 1933, which provides exemption for transactions not involving a public offering. All certificates are "restricted securities" and bear a restrictive legend.

Certain of these shares were issued without registration under the Securities Act of 1933, by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering. Each recipient of shares delivered appropriate investment representations to us with respect thereto and consented to the imposition of restrictive legends upon the certificates evidencing the shares.

The following sets forth information relating to all securities of Registrant sold by it since the date of Registrant's inception. All of such shares of common stock were issued on April 25, 2003 at a price of $0.00001 (par value) per share, which was paid in cash and services.

Name                               Number of Shares
----                               ----------------

Madison Ventures, Inc. (1)             1,504,000
Robert Gordon (2)                         75,000
Gera Laun (2)                             50,000
Anthony Gentile (2)                       21,000
Simon N. Goldstein (2)                    25,000
Yvonne Rebatta (3)                        75,000
                                       ---------
     Total                             1,750,000
__________________________

(1) Madison Ventures, Inc. distributed a portion of its shares to its shareholders and affiliates as a partial liquidating dividend.
(2) Officers and Directors
(3) Our legal counsel

Exemption from registration under the Securities Act of 1933, as amended, is claimed for the sales of common stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Securities Act of 1933. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.


                                    EXHIBITS
Exhibit
Number   Description
-------  -----------
  3.1    Articles of Incorporation*

  3.2    Bylaws*

  4.0    Specimen Stock Certificate*

  4.2 Definitive Escrow Account Agreement between the Registrant and __________________ as escrow agent- Will be included in the amendment to this registration statement

  5.1 Opinion of the Law Offices of Yvonne Rebatta regarding the legality of the securities being offered hereby

 23.1   Consent of Counsel (contained in Exhibit 5.1)

 23.2   Consent of Donahue Associates, LLC, independent auditors

* Previously filed.


                                 UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on June 2, 2004.

                                       Madison Group V, Inc.

                                       /s/ Robert Gordon
                                       -----------------------------------------
                                           Robert Gordon,
                                           President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, whose signatures appear below, hereby constitute and appoint Robert Gordon their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons as of June 2, 2004, in the capacities indicated:

Name                        Title
----                        -----

/s/ Robert Gordon           President and Chief Executive Officer
-----------------------
    Robert Gordon


/s/ Gera Laun               Secretary, Principal Financial Officer
-----------------------     and Controller
    Gera Laun


/s/ Anthony Gentile         Director
-----------------------
    Anthony Gentile


/s/ Simon N. Goldstein      Director
-----------------------
    Simon N. Goldstein

                         INDEX TO FINANCIAL STATEMENTS
                         -----------------------------

                              AS OF JUNE 30, 2003
                              -------------------
                                                                            Page
                                                                            ----

Index to Financial Statements as of June 30, 2003                            F-1

Report of Donahue Associates LLC, Independent Certified Public Accountant    F-2

Balance Sheet as of June 30, 2003                                            F-3

Statement of Operations
From Inception, April 25, 2003 to June 30, 2003                              F-4

Statement of Cash Flows
From Inception, April 25, 2003, to June 30, 2003                             F-5

Statement of Changes in Shareholder's Equity
From Inception, April 25, 2003, to June 30, 2003                             F-6

Notes to Financial Statements                                                F-7

                           DONAHUE ASSOCIATES, L.L.C.
                           27 Beach Road, Suite C05A
                           Monmouth Beach, NJ  07750
                              Phone: 732-229-7723


                         Independent Auditors' Report


The Board of Directors and the Shareholders of Madison Group V, Inc. (a Development Stage Company)

We have audited the accompanying balance sheet of Madison Group V, Inc. as of June 30, 2003 and the related statements of operations and changes in shareholder equity and cash flows from inception, April 25, 2003 to June 30, 2003. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madison Group V, Inc. as of June 30, 2003 and the related statements of operations and changes in shareholder equity and cash flows from inception, April 25, 2003 to June 30, 2003 in conformity with generally accepted accounting principles generally accepted in the United States of America.

As further discussed in Note 4 of the financial statements, the Company has been in the development stage since its inception on April 25, 2003 and has no business operations to date. Realization of assets and satisfaction of liabilities is dependent upon the Company's ability to achieve profitability. These factors raise substantial doubt as to the Company's ability to continue as a going concern.


/s/ Donahue Associates LLC

Donahue Associates LLC
Monmouth Beach, NJ.
August 8, 2003

                             Madison Group V, Inc.
                         (a Development Stage Company)
                                 Balance Sheet
                              As of June 30, 2003


ASSETS

Current assets:
   Cash                                                               $ 1,719
                                                                     ----------
   Total current assets                                                 1,719
                                                                     ----------
          Total assets                                                $ 1,719
                                                                     ==========


LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
   Accounts payable                                                   $ 1,455
                                                                     ----------
   Total liabilities                                                    1,455


Shareholder's equity:
   Common stock, $.00001 par value- 50,000,000
     shares authorized 1,750,000 shares issued
     and outstanding                                                       18
   Additional paid in capital                                           2,482
   Accumulated deficit during the development stage                    (2,236)
                                                                     ----------
   Total shareholder's equity                                             264
                                                                     ----------
          Total liabilities & shareholder's equity                    $ 1,719
                                                                     ==========

Please see the notes to these financial statements.

                             Madison Group V, Inc.
                         (a Development Stage Company)
                            Statement of Operations
                From Inception April 25, 2003, to June 30, 2003


Revenues:

Gross Sales                                                           $     0
Less cost of sales                                                          0
                                                                     ----------
Gross profit on sales                                                       0


General and administrative expenses:

Legal & accounting fees                                                 1,500
Registration fees                                                         736
                                                                     ----------
Total general and administrative expenses                               2,236
                                                                     ----------

Net loss before provision for income taxes                             (2,236)


Provision for income taxes                                                  0
                                                                     ----------

Net loss                                                              $(2,236)
                                                                     ==========


Basic & fully diluted loss per common share                           $ (0.02)


Weighted average of common shares outstanding:
Basic & fully diluted                                                 124,658

Please see the notes to these financial statements.

                             Madison Group V, Inc.
                         (a Development Stage Company)
                            Statement of Cash Flows
                From Inception April 25, 2003, to June 30, 2003

Operating Activities:
  Net loss                                                            $(2,236)

Changes in other operating assets and liabilities:
  Accounts payable                                                      1,455
                                                                     ----------

Net cash used by operating activities                                    (781)


Financing Activities:
  Issuance of common stock                                              2,500
                                                                     ----------

Net cash provided by financing activities                               2,500
                                                                     ----------

Net increase in cash during the period                                  1,719


Cash balance at inception, April 25, 2003                                   0
                                                                     ----------

Cash balance at June 30, 2003                                         $  1,719
                                                                     ==========

Supplemental disclosures of cash flow information:
   Interest paid during the period                                    $      0
   Income taxes paid during the period                                $      0


Please see the notes to these financial statements.

                             Madison Group V, Inc.
                         (a Development Stage Company)
                 Statement of Changes in Shareholder's Equity
               From Inception, April 25, 2003, to June 30, 2003


                                                                                   Accumulated
                                       Common      Common                          Deficit during
                                       Stock       Stock         Additional        Development
                                       (Shares)    (Par Value)   Paid in Capital   Stage            Total
                                       ---------   -----------   ---------------   --------------   --------
Balance at Inception, April 25, 2003           0   $        0    $            0    $           0    $     0

Issuance of common stock               1,750,000           18             2,482                       2,500

Net loss for the period                                                                   (2,236)    (2,236)
                                       ---------   -----------   ---------------   --------------   --------
Balance at June 30, 2003               1,750,000   $       18    $        2,482    $      (2,236)   $   264
                                       =========   ===========   ===============   ==============   ========


Please see the notes to these financial statements.

                             Madison Group V, Inc.
                         (a Development Stage Company)
                  Notes to the Unaudited Financial Statements
                From Inception, April 25, 2003 to June 30, 2003


Note 1: Organization and Summary of Significant Accounting Policies

Madison Group V, Inc. (the Company), was organized in the state of Delaware in April 2003. The Company's fiscal year end is June 30th. The Company has no business operations to date.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Development Stage Company- The Company has no revenues since its inception and its activities have been limited to a developmental nature. The Company has therefore treated its activities as a development stage company as per Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and reporting by Development Stage Enterprises. As per SFAS No.7, financial transactions are accounted for as per generally accepted accounted principles. Costs incurred during the development stage are accumulated in "losses accumulated during the development stage" and are reported in the Shareholders' Equity section of the balance sheet. The financial statements present each fiscal year of operations since the Company's inception.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Recent accounting pronouncements- In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities--an interpretation of ARB No. 51. FIN No. 46 addresses the consolidation of variable interest entities ("VIEs"). A VIE is a corporation, partnership, trust or other legal structure used for business purposes that either does not have equity investors with substantive voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. A VIE often holds financial assets and may either be passive or engage in activities such as research and development or other activities on behalf of other companies. FIN No. 46 requires a VIE to be consolidated by a company if that company is subject to a majority of the VIE's risk of loss or if it is entitled to receive a majority of the VIE's residual returns or both. The company that consolidates a VIE is referred to as the primary beneficiary of that entity. The consolidation requirements of FIN No. 46 apply to VIEs created after January 31, 2003. For VIEs existing prior to January 31, 2003, consolidation requirements are effective in the first fiscal year or interim period beginning after June 15, 2003. Certain disclosure requirements apply in all financial statements issued after January 31, 2003 regardless of when the VIE was established. The Company adopted FIN No. 46 on January 31, 2003. The adoption of FIN No. 46 did not have a material effect on the Company's financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which requires mandatorily redeemable financial instruments to be classified as liabilities, the result of which requires related expense to be classified as interest expense rather than minority interest on a prospective basis. SFAS No. 150 is effective in the three months ended June 30, 2003 for financial instruments entered into or modified after May 31, 2003, and is otherwise effective July 1, 2003 for previously issued instruments. SFAS No. 150 is not expected to have a material impact on the Company's financial position or results of operations.


Note 2: Fair Values of Financial Instruments

The carrying amount of accounts payable reported in the balance sheet is estimated by management to approximate fair value.


Note 3: Net Loss Per Share

The Company applies SFAS No. 128, Earnings per Share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the period. Diluted net loss per share gives the effect of outstanding financial instruments that are convertible into common stock.

There were no financial instruments convertible into common stock outstanding during the period from inception, April 25, 2003 through June 30, 2003.

All of the net loss reported in the financial statements is available to common shareholders.

The weighted average number of shares used to calculate the net loss per share is calculated as follows:

             Shares issued and outstanding            1,750,000
                                                      =========

             Weighted average shares outstanding        124,658
                                                      =========


Note 4: Going Concern

The accompanying financial statements have been presented in accordance with generally accepted accounting principles, which assumes the continuity of the Company as a going concern. However, since its inception on April 25, 2003, the Company has had no business operations and has incurred a net loss of $2,236 through June 30, 2003.

Management's plans with regard to this matter is as follows:

The Company's plan is to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Management does not intend to restrict the search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.


Note 5: Concentrations of Credit

The principal shareholder of the Company provides various administrative services on behalf of the Company in addition to committing to provide necessary funds to pay for future administrative services. A withdrawal of support from the principal shareholder could have a material adverse impact on the financial condition of the Company and its ability to operate as a going concern.


Note 6: Related Party Transaction

During the period from inception on April 25, 2003 through June 30, 2003, the Company was provided office space by the principal shareholder at no cost to the Company.


Note 7: Provision for Income Taxes

Provision for income taxes is comprised of the following for the period:

Net loss before provision for income taxes                          $    (2,236)
                                                                    ============

Current tax expense:
Federal                                                             $         0
State                                                                         0
                                                                    ------------
Total                                                               $         0


Less deferred tax benefit:

Timing difference                                                           525
Allowance for recoverability                                               (525)
                                                                    ------------
Provision for income taxes                                          $         0
                                                                    ============

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:


Statutory U.S. federal rate                                                  15%
Statutory state and local income tax                                         10%
Less allowance for tax recoverability                                       -25%
                                                                    ------------
Effective rate                                                                0%
                                                                    ============

Deferred income taxes are comprised of the following:

Timing difference                                                   $      (525)
Allowance for recoverability                                                525
                                                                    ------------
Deferred tax benefit                                                $         0
                                                                    ============

Note: The deferred tax benefit arising from the loss expires in fiscal 2023 and may not be recoverable upon the purchase of the Company under current IRS statutes.


Note 8: Issuance of Common Stock

In April 2003, the Company issued 1,750,000 shares of common stock and received proceeds of $2,500.

                    INDEX TO UNAUDITED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED MARCH 31, 2004 AND
                FROM INCEPTION, APRIL 25, 2003 TO MARCH 31, 2004
                ------------------------------------------------


                                                                            Page
                                                                            ----

Index to Unaudited Financial Statements as of March 31, 2004                F-11

Balance Sheet as of March 31, 2004                                          F-12

Unaudited Statement of Operations
For the nine months ended March 31, 2004 and
From Inception, April 25, 2003 to March 31, 2004                            F-13

Unaudited Statement of Cash Flows
For the nine months ended March 31, 2004 and
From Inception, April 25, 2003 to March 31, 2004                            F-14

Unaudited Statement of Changes in Shareholder's Equity
From Inception, April 25, 2003 to March 31, 2004                            F-15

Notes to Financial Statements                                               F-16

                             Madison Group V, Inc.
                         (a Development Stage Company)

                                 Balance Sheet
                             As of March 31, 2004


                                                  Unaudited          Audited
                                               March 31, 2004     June 30, 2003
                                               --------------     --------------
ASSETS

Current assets:
   Cash                                        $         105      $       1,719
                                               --------------     --------------
   Total current assets                                  105              1,719
                                               --------------     --------------
     Total assets                              $         105      $       1,719
                                               ==============     ==============

LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
   Accounts payable                            $         759      $       1,455
                                               --------------     --------------
   Total liabilities                                     759              1,455

Shareholder's equity:
   Common stock, $.00001 par value-
     50,000,000 shares authorized
     1,750,000 shares issued and outstanding              18                 18
   Additional paid in capital                          2,482              2,482
   Accumulated deficit during the
     development stage                                (3,154)            (2,236)
                                               --------------     --------------
   Total shareholder's equity                           (654)               264
                                               --------------     --------------
     Total liabilities & shareholder's equity  $         105      $       1,719
                                               ==============     ==============

Please see the notes to these financial statements.

                            Madison Group V, Inc.
                         (a Development Stage Company)

                       Unaudited Statement of Operations
                  For the nine months ended March 31, 2004 and
                From Inception, April 25, 2003 to March 31, 2004


                                                    Nine
                                                Months Ended       Inception to
                                               March 31, 2004     March 31, 2004
                                               --------------     --------------
Revenues:

Gross Sales                                    $           0      $           0
Less cost of sales                                         0                  0
                                               --------------     --------------
     Gross profit on sales                                 0                  0


General and administrative expenses:

Legal & accounting fees                                  398              1,898
Registration fees                                        520              1,256
                                               --------------     --------------
     Total general and administrative expenses           918              3,154
                                               --------------     --------------

Net loss before provision for income taxes              (918)            (3,154)

Provision for income taxes                                 0                  0
                                               --------------     --------------
     Net loss                                  $        (918)     $      (3,154)
                                               ==============     ==============


Basic & fully diluted loss per common share    $     (0.0007)     $     (0.0020)
                                               ==============     ==============

Weighted average of common shares outstanding:
Basic & fully diluted                              1,312,500          1,604,167
                                               ==============     ==============

Please see the notes to these financial statements.

                             Madison Group V, Inc.
                         (a Development Stage Company)

                       Unaudited Statement of Cash Flows
                  For the nine months ended March 31, 2004 and
                From Inception, April 25, 2003 to March 31, 2004


                                                    Nine
                                                Months Ended       Inception to
                                               March 31, 2004     March 31, 2004
                                               --------------     --------------
Operating Activities:
   Net loss                                    $        (918)     $      (3,154)

Changes in other operating
  assets and liabilities:
   Accounts payable                                     (696)               759
                                               --------------     --------------
Net cash used by operating activities                 (1,614)            (2,395)


Financing Activities:
   Issuance of common stock                                0              2,500
                                               --------------     --------------
Net cash provided by financing activities                  0              2,500
                                               --------------     --------------
Net increase in cash during the period                (1,614)               105

Cash balance at beginning of the period                1,719                  0
                                               --------------     --------------
Cash balance at end of the period              $          105     $         105
                                               ==============     ==============

Supplemental disclosures of
  cash flow information:

   Interest paid during the period             $           0      $           0
   Income taxes paid during the period         $           0      $           0

Please see the notes to these financial statements.

                             Madison Group V, Inc.
                         (a Development Stage Company)

            Unaudited Statement of Changes in Shareholder's Equity
               From Inception, April 25, 2003 to March 31, 2004


                                                                                   Accumulated
                                       Common      Common                          Deficit during
                                       Stock       Stock         Additional        Development
                                       (Shares)    (Par Value)   Paid in Capital   Stage            Total
                                       ---------   -----------   ---------------   --------------   --------
Balance at Inception, April 25, 2003           0   $        0    $            0    $           0    $     0

Issuance of common stock               1,750,000           18             2,482                       2,500

Net loss for the period                                                                   (2,236)    (2,236)
                                       ---------   -----------   ---------------   --------------   --------
Balance at June 30, 2003               1,750,000           18             2,482           (2,236)       264

Net loss for the period                                                                     (918)      (918)
                                       ---------   -----------   ---------------   --------------   --------
Balance at March 31, 2004              1,750,000   $       18    $        2,482    $      (3,154)   $  (654)
                                       =========   ===========   ===============   ==============   ========

Please see the notes to these financial statements.

                             Madison Group V, Inc.
                         (a Development Stage Company)

                  Notes to the Unaudited Financial Statements
                      From July 1, 2003 to March 31, 2004

Note 1: Organization and Summary of Significant Accounting Policies

Madison Group V, Inc. (the Company), was organized in the state of Delaware in April 2003. The Company's fiscal year end is June 30th. The Company has no business operations to date.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Development Stage Company- The Company has no revenues since its inception and its activities have been limited to a developmental nature. The Company has therefore treated its activities as a development stage company as per Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and reporting by Development Stage Enterprises. As per SFAS No.7, financial transactions are accounted for as per generally accepted accounted principles. Costs incurred during the development stage are accumulated in "losses accumulated during the development stage" and are reported in the Shareholders' Equity section of the balance sheet. The financial statements present each fiscal year of operations since the Company's inception.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No.109 (SFAS No. 109), "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.


Note 2: Net Loss Per Share

The Company applies SFAS No. 128, Earnings per Share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the period. Diluted net loss per share gives the effect of outstanding financial instruments that are convertible into common stock.

There were no financial instruments convertible into common stock outstanding during the period from inception through March 31, 2004.

All of the net loss reported in the financial statements is available to common shareholders.

The weighted average number of shares used to calculate the net loss per share is calculated as follows:

             Shares issued and outstanding            1,750,000
                                                      =========

             Weighted average shares outstanding      1,604,167
                                                      =========


Note 3: Going Concern

The accompanying financial statements have been presented in accordance with generally accepted accounting principles, which assumes the continuity of the Company as a going concern. However, since its inception on April 25, 2003, the Company has had no business operations and has incurred a net loss of $3,154 through March 31, 2004.

Management's plans with regard to this matter is as follows:

The Company's plan is to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Management does not intend to restrict the search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.


Note 4: Provision for Income Taxes

Provision for income taxes is comprised of the following for the period:

Net loss before provision for income taxes                          $    (3,154)
                                                                    ============

Current tax expense:
Federal                                                             $         0
State                                                                         0
                                                                    ------------
Total                                                               $         0


Less deferred tax benefit:

Timing difference                                                           522
Allowance for recoverability                                               (522)
                                                                    ------------
Provision for income taxes                                          $         0
                                                                    ============

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:


Statutory U.S. federal rate                                                  15%
Statutory state and local income tax                                         10%
Less allowance for tax recoverability                                       -25%
                                                                    ------------
Effective rate                                                                0%
                                                                    ============

Deferred income taxes are comprised of the following:

Timing difference                                                   $      (522)
Allowance for recoverability                                                522
                                                                    ------------
Deferred tax benefit                                                $         0
                                                                    ============


Note: The deferred tax benefit arising from the loss expires in fiscal 2023 and may not be recoverable upon the purchase of the Company under current IRS statutes.


Note 5: Concentrations of Credit

The principal shareholder of the Company provides various administrative services on behalf of the Company in addition to committing to provide necessary funds to pay for future administrative services. A withdrawal of support from the principal shareholder could have a material adverse impact on the financial condition of the Company and its ability to operate as a going concern.


Note 6: Related Party Transaction

During the period from inception on April 25, 2003 through March 31, 2004, the Company was provided office space by a principal shareholder at no cost to the Company.